                                                                 EXHIBIT 10.39


                                   AGREEMENT


          THIS AGREEMENT (this "Agreement") is entered into as of February 12, 1996 by and between Michael D. Pickett ("Pickett") and Merisel, Inc., a Delaware corporation (the "Corporation").

                               R E C I T A L S:
                               - - - - - - - -


          A. Pickett has tendered his resignation as a director of the Corporation effective February 12, 1996. Effective February 12, 1996, the Board of Directors of the Corporation has terminated that certain Employment Agreement effective April 1, 1992 between the Corporation and Pickett (the "Employment Agreement").

          B. The Corporation desires to enter into an arrangement to facilitate a smooth transition from Pickett to his successor. In addition, the Corporation desires to obtain certain benefits as more fully set forth herein.


                              A G R E E M E N T:
                              - - - - - - - - -


          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, the parties agree as follows:

          1.   Continuation of Employment.  The Corporation agrees to continue
               --------------------------
to employ Pickett, and Pickett agrees to continue to serve the Corporation as an employee on a non-exclusive basis on the terms set forth in this Agreement. Pickett's employment shall continue pursuant to this Agreement and shall terminate on June 14, 1996 (the "Employment Term"). In particular, to fulfill his obligations as an employee, Pickett shall be available at reasonable times and upon reasonable notice, but in any event no more than forty (40) hours per month, to provide information to the Corporation's Chief Executive Officer ("CEO") to facilitate a smooth transition. Pickett shall report only to the Corporation's CEO. The Corporation and Pickett intend that Pickett shall be providing information and reporting only to the CEO and shall not receive any non-public information from the CEO. The Corporation and Pickett agree to cooperate in good faith in the scheduling of Pickett's duties so that such duties will not interfere with any full time employment accepted by Pickett in compliance with Section 6(a).


          2.   Compensation and Benefits.  Pickett shall receive compensation at
               -------------------------
the rate of $31,350.00 per month during the Employment Term, which shall be paid every four weeks in accordance with the Corporation's current payroll practices. The Corporation shall deduct from the compensation paid to Pickett under this
Section 2, any required amount for social security, federal and state income tax withholding, federal or state unemployment insurance contributions and state disability insurance. In the event Pickett dies or becomes disabled during the Employment Term, the Corporation agrees that it shall pay any amount remaining unpaid for the Employment Term as a death or disability benefit to Pickett's estate on the same terms set forth above. Pickett shall not incur any expenses in rendering his services hereunder unless such expenses have received the prior approval of the CEO. The Corporation shall from time to time promptly reimburse Pickett, upon receipt of proper documentation, for all reasonable out-of-pocket pre-approved expenses that are incurred by Pickett during the Employment Term. Pickett shall not be entitled to receive any compensation or benefits from the Corporation for his employment during the Employment Term except as expressly set forth herein.

          3.   Other Agreements.  The Corporation and Pickett further agree as
               ----------------
follows:

          (a) Effective as of the date hereof, because Pickett's hours of employment shall be less than 30 per week, in accordance with standard Corporation practice, Pickett shall not be entitled to participate in the Corporation's 401k plan or health, disability and life insurance programs. The Corporation will reimburse Pickett for the cost of his COBRA payments under the Corporation's health insurance plans for a period of 18 months from the date hereof. The amount of such reimbursement shall be grossed up so that Pickett will receive an amount equal to the COBRA payments made by him, after taking into account applicable taxes. The Corporation will take such steps as are appropriate to cause the administrator of the Deferred Compensation Plan to pay the amounts due to Pickett in accordance with the Plan's terms. The Corporation shall transfer or convert to Pickett, at the request of Pickett and upon Pickett's payment in cash of the cash surrender value (as defined in the Employment Agreement) determined on the date of such transfer or conversion, at Pickett's sole cost and expense, the life insurance policy identified in
Section 11 of the Employment Agreement.

          (b) The Corporation will pay Pickett for all accrued salary and unused accrued vacation pay through the date hereof.

          (c) The Option Committee has caused the next installments of 22,500, 6,061 and 46,875 unvested options to purchase the stock of the Corporation at $11.375 per share, $4.579 per share and $6.3125 per share, respectively, previously granted to Pickett to vest as of the date hereof.

          (d) The Corporation shall pay up to $20,000 to third parties for the cost of reasonable outplacement services provided to Pickett.

          (e) The Corporation agrees to reimburse Pickett for up to $15,000 of legal and accounting fees.

          4.   Return of Property.  Pickett represents that he has delivered to
               ------------------
the Corporation all property of the Corporation, or any subsidiary or affiliate thereof, and all documents and materials (and copies thereof), of whatever nature in his possession, relating to

                                       2.

the Corporation or any subsidiary or affiliate thereof, or any of their products and/or services, including (without limitation) information contained in or on computer files, disks or other data storage mediums; provided however that the Corporation shall transfer to Pickett the computer equipment and the office furniture located in his office at the Corporation as more fully described on Exhibit A (collectively, the "Furniture") and upon termination of the Employment Term, a Porsche (the "Automobile") described on Exhibit A hereto. The Corporation shall continue to insure the Automobile during the Employment Term. The Corporation shall transfer title to the Furniture and Automobile free and clear of any claims, encumbrances, liens or loan balances to Pickett on the date of this Agreement. Pickett acknowledges that while he may keep the software described on Exhibit A (the "Software"), the Corporation is not transferring title to any of the Software and makes no representation or warranty as to its ability to provide such Software to Pickett. Pickett shall pay all federal, state and local taxes which may be due as a result of such transfer.

          5.   Relationship of the Parties.  Pickett shall have no power
               ---------------------------
hereunder to act in the name of, or on behalf of, the Corporation or in any way to bind the Corporation in any regard except in connection with the negotiation for the potential sale of Merisel Australia Pty. Ltd. to Tech Pacific Corporation (provided that any agreement relating to such sale shall be subject to Board approval). Pickett shall indemnify and hold the Corporation harmless, to the maximum extent permitted by applicable law, against any claims, losses, damages or expenses, including reasonable attorneys' fees, arising out of Pickett's violation of restrictions upon his authority set forth in this Agreement. The Corporation shall hold Pickett harmless for claims, actions, damages, liabilities or expenses arising out of activities performed in the course of his performance hereunder as directed by the Corporation; provided that this sentence shall not relieve Pickett of liability based upon his gross negligence or wilful misconduct.

          6.   Noncompetition and Related Covenants.
               ------------------------------------

               (a) Pickett agrees that from the date hereof until the earlier of February 12, 1997 or the occurrence of a Change of Control (as defined below)(the "Applicable Period"), he will not directly or indirectly: (a) own or control any debt, equity or other interest in (except as a passive investor of less than 1% of the capital stock or publicly traded notes or debentures of a publicly held company), or (b) (1) act as a director, officer, manager, employee, participant or consultant to or accept or solicit any office to act as any of the foregoing or (2) be obligated to or connected in any advisory, business or ownership capacity in each case with respect to any of Tech Data Corp., Ingram Micro, Inc., Computer 2000 AG (C2000), Intelligent Electronics, Inc., MicroAge, Inc., Inacom Corp., Compucom, Entex Information Services, Inc., Vanstar Corp. or Arrow Electronics, Inc. or with any subsidiary, division or successor of any of them or with any entity that acquires, whether by acquisition, merger or otherwise, any significant amount of the assets or business of any of them.

                                       3.

               A "Change of Control" shall be deemed to occur if (i) any person, corporation, partnership, trust, association, enterprise (each a "Person") or group of Persons acting in concert as a partnership or other group (a "Group of Persons"), shall become the beneficial owner, whether as a result of a tender or exchange offer, open market purchase, privately negotiated purchases or otherwise, directly or indirectly, of outstanding capital stock of the Corporation possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of the Corporation, or (ii) there shall be a sale of all or substantially all of the Corporation's assets or the Corporation shall merge or consolidate with another corporation and the stockholders of the Corporation immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock ownership of the purchasing, surviving or parent corporation by the stockholders of the Corporation before the transaction or (iii) a majority of the Board of Directors of the Corporation shall be replaced, over a two-year period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who were either members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

               (b) During the Applicable Period, Pickett will not, directly or indirectly, and shall not cause or assist any other person or entity to solicit any person that is or was employed at any time on or after January 1, 1996, by Merisel, Inc. or any of its subsidiaries (collectively, "Merisel") for any purpose, including to hire or employ such person, whether on Pickett's own behalf or on behalf of a supplier, competitor or customer of Merisel. As used herein the word "indirectly" includes but is not limited to, attempting to induce any Associate of Merisel to leave Merisel for any purpose. In the event that an employee leaves during the Applicable Period not by reason of any solicitation by Pickett, Pickett may request the Corporation's permission subsequently to hire that former employee, which approval will not be unreasonably withheld.

               (c) Pickett further agrees not to divulge to anyone any negative, untrue or defamatory information, whether or not proprietary or confidential, concerning Merisel's business, such information includes, but is not limited to formulae, process, methods of marketing, sales or marketing manuals, special price tables or schedules, customers lists, financial, sales, marketing or other strategies of any of other information about Merisel. The Corporation shall not make any statement which disparages the personal or business reputation of Pickett.

               (d) Pickett shall cooperate in good faith with the Corporation and the Corporation's counsel in connection with any pending administrative proceeding, arbitration, mediation or litigation or subsequent administrative proceeding, arbitration, mediation or

                                       4.

litigation relating to the time of his employment with the Corporation, including but not limited to providing information and /or documents, participating in informal interviews(s) and appearing for depositions(s) and/or testimony if deemed necessary by the Corporation. Notwithstanding the foregoing, nothing in this paragraph shall obligate Pickett to expend any sum or incur any liability in connection with such cooperation.

               (e) In consideration of Pickett's performance of the covenants contained in this Section 6, the Corporation shall make the following payments to Pickett:

               On August 12, 1996        $200,000
                  January 1, 1997        $100,000
                  February 12, 1997      $200,000

Upon a Change of Control all installments of the payment due under this Section 6(e) shall be paid immediately to Pickett.

          7.   Confidential Information.  Pickett shall not in any manner use
               ------------------------
(other than in the performance of services under this Agreement) or disclose any trade secrets, information with respect to customers, suppliers or products, prices, call lists or other confidential plans, processes, procedures, business concepts, forecasts, drawings, ideas, discoveries, material or information concerning the operations, business or financial affairs of the Corporation, or any subsidiary or affiliate thereof, gained during or as a result of his employment by the Corporation. Pickett agrees that he shall not in any manner use (other than in the performance of services under this Agreement) or disclose any confidential third party information gained during or as a result of his employment by with the Corporation. The parties agree that the terms and conditions of this Agreement, except with respect to Section 6.1(a) and 9.1, shall remain confidential and shall not be disclosed to any other person (other than Pickett's family members, attorneys, and accountants who shall be informed of and bound by the confidentiality provisions of this Agreement) other than as required by court order, legal process or applicable law or as otherwise agreed to by Pickett and the Corporation. Any disclosures permitted hereunder shall not be made in a manner derogatory to any other party hereto. The provisions of this Section 7 shall not apply to any information which becomes generally available to the public, other than as a result of any disclosure, direct or indirect, by Pickett.

          8.   Duty of Loyalty.  Pickett agrees that during the Employment Term
               ---------------
he will be bound by the same rules and duties, including the duty of loyalty, as are Associates of the Corporation generally.

          9.   Miscellaneous.
               -------------

               9.1   Attorneys' Fees; Injunctive Relief.  All controversies,
                     ----------------------------------
claims, disputes, and matters in question arising out of, or relating to, this Agreement or the breach

                                       5.

thereof, shall be decided by arbitration in accordance with the provisions of this paragraph. The arbitration proceedings shall be conducted under the applicable rules of the American Arbitration Association or its successor in effect at the time a demand for arbitration under the rules is made. The arbitration board will consist of three arbitrators, one chosen by the Corporation and one by Pickett and the third selected by the two arbitrators so chosen. The decision of the majority of the arbitrators, including determination of amount of any damages suffered, shall be conclusive, final, and binding the parties hereto, and their respective heirs, legal representatives, successors, and assigns. The arbitrators shall be bound to follow California law and case precedent. Any decision of the arbitrators will not be binding if the arbitrators fail to follow California law and case precedent. The losing party shall pay to the successful party its expenses in the arbitration for arbitration costs, including arbitrators' fees and attorneys' fees, fees for expert testimony, and for other expenses of presenting its case.
Notwithstanding the foregoing, and in addition to the remedy of arbitration the parties agree that the violation of the provisions of Section 6 and/or 7 cannot be reasonably or adequately compensated in damages and, in addition to any other relief to which the Corporation may be entitled by reason of such violation, the Corporation shall also be entitled to permanent and temporary injunctive and equitable relief. Without limiting the generality of the foregoing, Pickett specifically acknowledges that a showing by the Corporation of any breach of any provision of Section 6 and/or 7 shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Corporation to interim and permanent injunctive relief against Pickett, without the necessity of proving actual damages. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with the provisions hereof, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other relief to which it or they may be entitled. The Corporation acknowledges that paragraph 3 of the Indemnity Agreement dated as of February 11, 1992 includes claims by the Corporation against the Indemnitee.

               9.2   Termination of Agreement.  This Agreement shall terminate
                     ------------------------
immediately upon a determination by the Corporation's Board of Directors (with the approval of Messrs. Steffensen, Miller [and Brill], to the extent each of them is a director at such time) that Pickett has materially breached any of the terms of Sections 6 and/or 7 hereof. Upon such termination, the Corporation shall have no further obligations under this Agreement, including any obligation to make payments to Pickett under Section 2 or Section 6. Notwithstanding such termination of this Agreement, Sections 6 and 7 shall remain operative and in full force and effect regardless of the termination of this Agreement and shall be binding upon and enure to the benefit of any successors and assigns of the Corporation and any heirs, legatees, assignees and legal representatives of Pickett. This Agreement shall be null and void if Pickett cancels that certain Waiver and Release Agreement dated as of the date hereof (the "Release").

                                       6.

               9.3   Notices.  Except as otherwise provided herein, any notice
                     -------
or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

          If to the Corporation:   Merisel, Inc.
                                   200 Continental Blvd.
                                   El Segundo, California 90245
                                   Attention: Chief Executive Officer

          If to Pickett:           Michael D. Pickett
                                   16950 Avenida de Santa Ynez
                                   Pacific Palisades, California 90272

               9.4   Successors and Assigns.  The parties hereto acknowledge
                     ----------------------
that the Corporation shall have the right to assign, with absolute discretion, any or all of its rights and obligations under this Agreement to any of its affiliates, successors and assigns, and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and assigns of the Corporation, in the same manner and to the same extent as if such affiliates, successors and assigns were original parties hereto. In the event of a failure to perform by an assignee, the Corporation shall remain liable hereunder. The Corporation will require any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it whether or not such succession had taken place. This Agreement shall be deemed to be personal to Pickett and shall not be assignable by Pickett.

               9.5   Governing Law.  This Agreement shall be governed by, and
                     -------------
construed and interpreted in accordance with, the laws of the State of California (without regard to choice of law principles). The arbitrator or parties agree that all actions and proceedings arising directly or indirectly hereunder shall be litigated or otherwise resolved in the State of California and hereby waive any objection based on forum non conveniens and any objection to venue of any action instituted hereunder.

               9.6   Amendment; Waiver.  This Agreement may be amended only by
                     -----------------
an instrument in writing executed by the parties hereto. No waiver, expressed or implied, of

                                       7.

any breach of any covenant, agreement or duty shall be held or construed as a waiver of any other breach of the same or any other covenant, agreement or duty.

               9.7   Entire Agreement.  This Agreement and the Release
                     ----------------
constitute the entire agreements of the parties hereto and fully supersede and replace any and all prior agreements and understandings, whether oral or written, express or implied, between the parties pertaining to the subject matter of this Agreement and the Release.

               9.8   Severability.  Should any provision of this Agreement be
                     ------------
declared or be determined by any arbitrator or court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provisions shall be deemed not to be part of this Agreement. The parties intend this Agreement to be enforced as written. However, if any provision, or any part thereof, is held to be unenforceable because of the scope or duration of such provision, Pickett and the Corporation agree that the arbitrator or court making such determination shall have the power to reduce the scope, duration and/or area of such provisions in order to make such provision enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.

               9.9   Captions.  The captions of the several sections and
                     --------
paragraphs of this Agreement are used for convenience only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

               9.10  Counterparts.  This Agreement may be executed in
                     ------------
counterparts, each of which will be deemed an original, and both of which together shall constitute one and the same Agreement.

               9.11  Negotiation.  Pickett acknowledges that he has had an
                     -----------
opportunity to negotiate with regard to the terms of this Agreement and to receive advice of counsel with regard to it and has carefully read and considered this Agreement and fully understands the extent and impact of its provisions, and has executed this Agreement voluntarily and without coercion, undue influence, threats, or intimidation of any kind or type whatsoever.

                                       8.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             THE CORPORATION:

                                             MERISEL, INC.



                                             By:__________________________
                                               Its:_______________________


                                             Pickett:



                                             _____________________________
                                             Michael D. Pickett

                                       9.

                                   EXHIBIT A


Furniture
- ---------

 Desk
 8 Chairs
 Executive Chair
 Small file credenza
 Large credenza
 Large Bookshelf
 Small glass table
 Small phone table
 Printer
 Monitor
 Keyboard mouse
 Docking station with CD ROM
 Thinkpad laptop
 All pictures and awards
 Software on computer
 Crystal chess set
 Dictaphone
 Calculator

Automobile*
- ----------

 1990 Porsche
 VIN # WPOAB296XLS450989

* Inclusive of cellular phone and hands free mount and accessories already installed in vehicle.

Owned by Pickett:
- ----------------

 Popcorn Popper
 Stereo, CD and speakers
 Cellular phone charger
 Wooden clock

At Pickett's Home
- -----------------

 Monitor
 Tape backup
 Canon portable printer
 Keyboard, mouse

                         WAIVER AND RELEASE AGREEMENT



This Release is given
By the Releasor(s):      Michael D. Pickett
Address:                 16950 Avenida de Santa Ynez
                         Pacific Palisades, California 90272

hereinafter referred to as  "I",


To the Releasee(s):      MERISEL, INC. and its parent, division, subsidiary and
                         affiliated corporations (including predecessors and successors) and their Officers, Directors, Employees and Representatives sometimes hereinafter referred to as "you."

1.        Release.  I hereby release and give up any and all actions, causes of
          -------
actions, claims and rights (hereinafter "Claims") which I may have against you. This releases all claims, including those of which I am not aware and those not mentioned herein. This Waiver and Release Agreement ("Agreement") applies to Claims resulting from anything that has happened up to now. I specifically release any and all Claims relating in any way to my employment relationship, or the termination of my Employment Agreement effective April 1, 1992, with you, including but not limited to any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Consolidated Omnibus Budget Reconciliation Act of 1986, or any other federal, state or local laws or ordinances and any common law claims under tort, contract, or any other theories now or hereafter recognized. This Agreement specifically includes, but without limitation, all Claims arising out of my employment relationship with you. Notwithstanding anything set forth in this Agreement, the terms of this Agreement do not apply to any claims arising under agreements, plans or provisions of law set forth on Exhibit A hereto.

2.        Waiver.  I hereby acknowledge and assume all risks or chances that the
          ------
injuries claimed to have resulted from the above stated matter may become greater or more extensive than now known, anticipated or expected. I understand that this instrument shall be effective as a full and final release of all Claims. I acknowledge that I am familiar with and have been provided with separate consideration for that portion of Section 1542 of the Civil Code of the State of California which provides as follows:

                      "A general release does not extend
                      to claims which the creditor does
                      not know or suspect to exist in his
                      favor at the time of executing the
                      release, which if known by him must
                      have materially affected his
                      settlement with debtor."

I waive any right that I have under the above-mentioned Section 1542 to the fullest extent that I may lawfully waive all such rights pertaining to the subject matter of this Agreement. In connection with the above waiver, I am aware that I may hereafter discover Claims or facts in addition to or different from those I now know or believe to exist with respect to the subject matter of this instrument or you. However, I and my successors and assigns hereby settle and release all of the Claims which I may have against you.

3.        No Admissions.  I agree and acknowledge that this Agreement is not to
          -------------
be construed as an admission of any violation of any federal, state or local statutes, ordinance or regulation or any duty allegedly owed by you to me. You specifically disclaim any liability to me on any basis.

4.        Time Periods.  I have been given the opportunity to take a period of
          ------------
at least twenty-one (21) days within which to consider this Agreement. If I choose to sign this Release before that time period expires, I do so knowingly and voluntarily. I also understand that I have the right to change my mind and cancel this Agreement within seven (7) days following the date that I have signed it. This Agreement will not be effective until the end of this seven (7) day period.

5.        Consideration.  In exchange for, consideration of and reliance on my
          -------------
execution of this Release, you have (a) executed and agreed to perform that certain Agreement, dated February 12, 1996, and (b) agreed to deliver to me immediately upon the expiration of the seven (7) day time period referred to in Paragraph 4 above, the payments pursuant to Section 7.1(a) of that certain Employment Agreement effective April 1, 1992. I agree that I will not seek anything further, including any other payment from you. I further agree, in return for receipt of the foregoing payments, to abide by all of your rules, policies and procedures applicable to current and former associates.

6.        Confidentiality.  I agree that the terms and conditions of this
          ---------------
Agreement shall remain confidential and shall not be disclosed to any other person (other than my family members, attorneys, and accountants who shall be informed of and bound by the confidentiality provisions of this Agreement) other than as required by court order, legal process or applicable law or as otherwise agreed to by you and me. I understand that this provision regarding confidentiality constitutes a substantial inducement for you to enter into this Release.

7.        Who is Bound.  I am bound by this Agreement. Anyone who succeeds to my
          ------------
rights and responsibilities, such as my heirs or the executor of my estate, is also bound by this Agreement. This Agreement is made for your benefit and that of anyone who succeeds to your rights and responsibilities.

8.        No Inducements.  I further warrant that no promise or inducement for
          --------------
this Agreement has been made except as set forth herein, that this Agreement is executed without reliance upon any statement or representation by any person or parties released, their officers,

                                      2.

directors, employees, agents or representatives, concerning any fact material to my act in releasing them, and that I am legally competent to execute this Agreement and accept full responsibility therefor.

9.        Representations.  I understand and agree that I understand the
          ---------------
contents, implications, and consequences of this Agreement, and that I agree to the terms of this Release and have executed it voluntarily. I have had an opportunity to discuss the terms of this Agreement with individuals of my own choosing who are not associated with you. I have been advised by you to consult with an attorney of my own choosing.

10.       Entire Agreement.  This Agreement and the Agreement dated as of
          ----------------
February 12, 1996 constitute the entire agreements between you and I concerning the subject matter hereof and supersede all prior agreements between you and I. This Agreement may not be modified orally. I understand and agree to the terms of this Agreement.

11.       Governing Law.  This Agreement is made and entered into in the State
          -------------
of California and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement shall cases to be construed as a whole, according to its fair meaning, and not strictly for or against you or I.

12.       Invalidity.  Should any provisions of this Agreement be determined by
          ----------
any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

14.       Arbitration.  All controversies, claims, disputes, and matters in
          -----------
question arising out of, or relating to, this Agreement or the breach thereof, shall be decided by arbitration in accordance with the provisions of this paragraph. The arbitration proceedings shall be conducted under the applicable rules of the American Arbitration Association or its successor in effect at the time a demand for arbitration under the rules is made. The arbitration board will consist of three arbitrators, one chosen by each of us and the third selected by the two arbitrators so chosen. The decision of the majority of the arbitrators, including determination of amount of any damages suffered, shall be conclusive, final, and binding on each of us, and our respective heirs, legal representatives, successors, and assigns. The arbitrators shall be bound to follow California law and case precedent. Any decision of the arbitrators will not be binding if the arbitrators fail to follow California law and case precedent. The losing party shall pay to the successful party its expenses in the arbitration for arbitration costs, including arbitrators' fees and attorneys' fees, fees for expert testimony, and for other expenses of presenting its case.

I ACKNOWLEDGE AND AGREE THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; THAT TO THE EXTENT I HAVE DESIRED I HAVE AVAILED MYSELF OF THAT RIGHT; THAT I HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS

                                      3.

AGREEMENT; THAT I WAS INFORMED I HAD TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER THIS AGREEMENT AND HAVE VOLUNTARILY WAIVED SUCH TWENTY-ONE (21) DAY CONSIDERATION PERIOD; THAT I MAY REVOKE THIS AGREEMENT WITHIN SEVEN (7) DAYS AFTER YOU HAVE EXECUTED IT; AND THAT I AM VOLUNTARILY ENTERING INTO THIS AGREEMENT.

Please sign both copies of this Agreement on the line below to acknowledge your agreement, retain one for your files and return the other in the enclosed self-addressed stamped envelope.

          IN WITNESS WHEREOF, the undersigned has executed this AGREEMENT as of the date written freely and voluntarily.



DATED AS OF: February 12, 1996     MERISEL, INC.


                                   By:______________________



DATED AS OF: February 12, 1996     ACKNOWLEDGED AND AGREED:


                                   _________________________


                                      4.

                                   EXHIBIT A
                                   ---------


Indemnity Agreement dated as of February 11, 1992 between the Corporation and Michael D. Pickett

Agreement dated as of February 12, 1996 between the Corporation and Michael D. Pickett

The following employee benefit plans:

     Deferred Compensation Plan with related Split Dollar Life Insurance Agreement and Collateral Security Assignment Agreement.

     401(k) Plan

The option agreements between the Corporation and Mr. Pickett evidencing the following options:

     1986      113,600
     1987       36,400
               150,000
     1991       35,109
                89,762
     1992      150,000
     1995       24,241
     1995      187,500







California Labor Code (S)2802